                                                                   EXHIBIT 99.3

                                 OLD FORGE BANK
                                 BALANCE SHEETS
                      MARCH 31, 2009 AND DECEMBER 31, 2008
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                         March 31, 2009        December 31, 2008
                                        ---------------        -----------------
ASSETS
------
Cash and Equivalents                      $   4,944               $   4,275
Securities                                   32,941                  40,033
Gross Loans                                 166,348                 169,789
Loan Loss Reserves                             (725)                 (1,429)
Goodwill                                         --                      --
Other Intangibles                               138                     150
Buildings and FFE                             1,708                   1,701
Other Assets                                  9,328                   8,743
                                        ---------------        -----------------
      Total Assets                        $ 214,682               $ 223,262
                                        ---------------        -----------------
LIABILITIES
-----------
Deposits                                  $ 176,089               $ 180,458
Borrowings                                    5,000                   7,500
Other Liabilities                             1,015                   1,825
                                        ---------------        -----------------
      Total Liabilities                     182,104                 189,783
                                        ---------------        -----------------
EQUITY
------
Common Equity                                32,578                  33,479
                                        ---------------        -----------------
      Total Equity                           32,578                  33,479
                                        ---------------        -----------------
      Total Liabilities & Equity          $ 214,682               $ 223,262
                                        ---------------        -----------------

See Notes to the Unaudited Financial Statements.

                                 OLD FORGE BANK
                              STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                 Three months    Three months
                                                     ended           ended
                                                March 31, 2009   March 31, 2008
                                                --------------   --------------
INTEREST INCOME
Interest and fees on loans                       $  2,524        $  2,596
Interest and dividends on investments                 377             437
Interest on Federal funds sold                          1              20
Interest on balances with banks                        --               1
Other Interest Income                                  --               7
                                                --------------   --------------
      Total Interest Income                         2,902           3,061
                                                --------------   --------------
INTEREST EXPENSE
Interest on deposits                                  897           1,175
Interest on borrowed funds                              9              --
Interest on Federal funds purchased                    --               1
                                                --------------   --------------
      Total Interest Expense                          906           1,176
                                                --------------   --------------
NET INTEREST INCOME                                 1,996           1,885
Provision for loan losses                              75              75
                                                --------------   --------------
Net Interest Income After Provision
  for Loan Losses                                   1,921           1,810
                                                --------------   --------------
OTHER INCOME
Service charges on deposits                            80             110
Other non-interest income                              97              91
Realized gains (losses) on securities                  --               3
                                                --------------   --------------
      Total Other Income                              177             204
                                                --------------   --------------
OTHER EXPENSES
Salaries and employee benefits                        696             710
Expense of premises and equipment                     146             134
Other non-interest expense                            879             390
                                                --------------   --------------
      Total Other Expenses                          1,721           1,234
                                                --------------   --------------
Income before income taxes                            377             780
Applicable income taxes                               162             150
                                                --------------   --------------
      NET INCOME                                 $    215        $    630
                                                --------------   --------------
Earnings Per Common Share                        $   0.38        $   1.13
Dividends Per Common Share                       $   0.35        $   0.35

See Notes to the Unaudited Financial Statements.

                                 OLD FORGE BANK
                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2009 and 2008
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                                 Three months    Three months
                                                                     ended           ended
                                                                March 31, 2009   March 31, 2008
                                                                --------------   --------------
OPERATING ACTIVITIES
Net income                                                       $    215           $    630
Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation                                                        38                 36
   Provision for loan losses                                           75                 75
   Deferred income tax (benefit) provision                             --                 --
   Amortization of securities, (net of accretion)                      55                 65
   Gain on VISA mandatory share redemption                             --                 --
   Net realized (gains) losses on securities                           --                 (3)
   (Gain) loss on other real estate                                    --                 --
   Decrease (increase) in interest receivable                          99                (14)
   (Increase) decrease in cash surrender value of life
     insurance                                                        (60)               (56)
   Amortization of intangible assets                                   12                 12
   (Increase) decrease in other assets                               (197)              (320)
   (Decrease) increase in income taxes payable                         --                 --
   (Decrease) increase in interest payable                            (48)                36
   Increase (decrease) in other liabilities                           215                (27)
                                                                --------------   --------------
     Net cash (used) provided by operating activities                 404                434
                                                                --------------   --------------
INVESTING ACTIVITIES
   Purchase of investment securities available-for-sale              (160)            (5,910)
   Proceeds from sales and maturities of investment
     securities available-for-sale                                     --              1,888
   Purchase of investment securities to be
     held-to-maturity                                                  --                 --
   Proceeds from repayments of investment securities
     available-for-sale                                             5,803              4,567
   Proceeds from repayments of investment securities
     held-to-maturity                                                  --                 --
   Net loans repaid (originated)                                    2,663             (1,614)
   Proceeds from other real estate                                     46                  2
   Investment in premises and equipment                               (45)                (9)
                                                                --------------   --------------
     Net cash (used) provided by investing activities               8,307             (1,076)
                                                                --------------   --------------
FINANCING ACTIVITIES
   Net increase (decrease) in demand and savings deposits             859              5,716
   Net (payments) proceeds on time deposits                        (5,227)               760
   Increase (decrease) in repurchase agreements                        --                 --
   Net increase (decrease) in short-term borrowings                (2,500)                --
   Increase in long-term borrowings                                    --                 --
   Repayments of long-term borrowings                                  --                 --
   Cash dividends paid                                             (1,174)              (978)
                                                                --------------   --------------
     Net cash provided (used) by financing activities              (8,042)             5,498
                                                                --------------   --------------
     Net increase (decrease) in cash and cash equivalents             669              4,856
Cash and cash equivalents at January 1                              4,275              7,280
                                                                --------------   --------------
Cash and cash equivalents at March 31                            $  4,944           $ 12,136
                                                                ==============   ==============

See Notes to the Unaudited Financial Statements.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS FOR THE QUARTER ENDED MARCH 31, 2009
--------------------------------------------------------------------------------
(UNAUDITED)
-----------

      These Notes to Unaudited Financial Statements reflect events subsequent to December 31, 2008, the date of the most recent Independent Auditor's Report. These Notes to Unaudited Financial Statements should be read in conjunction with the Company's Annual Report for the year ended December 31, 2008.

      FORWARD LOOKING INFORMATION

      This Report contains forward-looking statements that are based on assumptions and may describe future plans, strategies and expectations of Old Forge Bank. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Old Forge Bank's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of Old Forge Bank include, but are not limited to, changes in interest rates, national and regional economic conditions, legislative and regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality and composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in Old Forge Bank's market area, changes in real estate market values in Old Forge Bank's market area, changes in relevant accounting principles and guidelines and inability of third party service providers to perform.

      Except as required by applicable law or regulation, Old Forge Bank does not undertake, and specifically disclaims any obligation, to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

      Unless the context indicates otherwise, all references in this Report to "Company," "we," "us" and "our" refer to Old Forge Bank.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

      The accounting policies of Old Forge Bank (the Bank) conform with accounting principles generally accepted in the United States of America and with general practice within the banking industry. A description of the significant accounting policies is presented below.

      NATURE OF OPERATIONS
      --------------------

      The Bank operates under a state bank charter and provides a variety of financial services to individual and corporate customers in Northeastern Pennsylvania from its banking facilities located in Old Forge, Peckville and Duryea, Pennsylvania. The Bank's primary deposit products are interest-bearing savings and checking accounts and certificates of deposit. Its primary lending products are individual and corporate real estate and installment loans.

      BASIS OF PRESENTATION
      ---------------------

      The accrual basis of accounting is used, except that certain minor sources of income and expenses are recorded on the cash basis, the results of which approximate the accrual basis.

---------------------------------------------------------------

      USE OF ESTIMATES
      ----------------

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

      Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

NOTE 2 - INVESTMENT SECURITIES
------------------------------

      The Bank's investments in securities are classified and accounted for as follows:

      Securities Available-for-Sale. Securities available-for-sale consist of
      -----------------------------
bonds, notes, debentures, and equity securities and are carried at fair value with unrealized holding gains and losses, net of tax, reported as a separate component of other comprehensive income until realized.

      Gains and losses on the sale of securities available-for-sale are determined using the specific identification method and are reported as a separate component of other income in the Statements of Income.

      The amortized cost and fair values of investment securities at March 31, 2009 and December 31, 2008, are as follows:


                                                                    March 31, 2009
                                                     ----------------------------------------------------
                                                                    Gross        Gross
                                                      Amortized   Unrealized   Unrealized
                                                        Cost         Gains       Losses      Fair Value
                                                     ----------- -----------  ------------ --------------
U.S.  Government agencies and corporations           $ 2,500,000   $  44,000   $       --    $ 2,544,000
State and political subdivisions                      29,399,000      18,176     1,673,176    27,744,000
Mortgage-backed securities                               678,000       6,000         1,000       683,000
Corporate securities                                   2,250,000       1,000     1,127,000     1,124,000
                                                     ----------- -----------  ------------ --------------
      Subtotal                                        34,827,000      69,176     2,801,176    32,095,000
Equity securities                                        846,000          --            --       846,000
                                                     ----------- -----------  ------------ --------------
      Total available-for-sale                       $35,673,000   $  69,176   $ 2,801,176   $32,941,000
                                                     =========== ===========  ============ ==============

------------------------------------------



                                                                    March 31, 2009
                                                     ----------------------------------------------------
                                                                    Gross        Gross
                                                      Amortized   Unrealized   Unrealized
                                                        Cost         Gains       Losses      Fair Value
                                                     ----------- -----------  ------------ --------------
U.S.  Government agencies and corporations           $ 7,500,067   $  93,388   $       --    $ 7,593,455
State and political subdivisions                      30,222,363      63,339      974,102     29,311,600
Mortgage-backed securities                               711,322       1,936        4,368        708,890
Corporate securities                                   2,250,466       1,226      518,867      1,732,825
                                                     ----------- -----------  ------------ --------------
      Subtotal                                        40,684,218     159,889    1,497,337     39,346,770
Equity securities                                        685,904          --           --        685,904
                                                     ----------- -----------  ------------ --------------
      Total available-for-sale                      $ 41,370,122   $ 159,889   $1,497,337    $40,032,674
                                                     =========== ===========  ============ ==============

      Equity securities, at March 31, 2009 and December 31, 2008, consisted primarily of Federal Home Loan Bank stock, which is a required investment in order to participate in an available line of credit program. The stock is stated at par value as there is no readily determinable fair value.

      The amortized cost and fair value of debt securities at March 31, 2009 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                   Amortized            Fair
                                                     Cost               Value
                                                  -----------       -----------
Due in one year                                   $ 2,045,000       $ 1,075,000
Due after one year through five years               1,606,000         1,613,000
Due after five years through ten years             21,826,000        20,293,000
Due after ten years                                 8,672,000         8,431,000
                                                  -----------       -----------
      Subtotal                                     34,149,000        31,412,000
Mortgage-backed securities                            678,000           683,000
                                                  -----------       -----------
      Total                                       $34,827,000       $32,095,000
                                                  ===========       ===========

NOTE 3 - LOANS
--------------

      Major classification of loans are as follows:


                                                     March 31,     December 31,
                                                       2009           2008
                                                  -------------   -------------
Real estate loans                                  $ 78,596,834    $ 78,823,847
Commercial and industrial loans                      52,272,460      55,693,155
Tax-exempt obligations                                3,333,206       3,181,405
Installment loans                                    32,151,047      32,097,008
                                                  -------------   -------------
                                                    166,353,547     169,795,415
Less:  Unearned income on loans                           5,358           6,063
                                                  -------------   -------------
Loans, net of unearned income                      $166,348,189    $169,789,352
                                                  ==============  ==============

      The Bank has no commitments to loan additional funds to the borrowers whose loans are considered to be impaired.

NOTE 4 - ALLOWANCE FOR LOAN LOSSES
----------------------------------

      Changes in the allowance for loan losses for the three months ended March 31, 2009 and year ended December 31, 2008 are as follows:


                                                     March 31,     December 31,
                                                       2009           2008
                                                  -------------   -------------
Balance, beginning of year                         $ 1,428,600     $ 1,868,708
Provision charged to operations                         75,000         300,000
Loans charged-off                                     (783,629)       (746,700)
Recoveries                                               5,275           6,592
                                                  -------------   -------------
      Balance, end of year                         $   725,246     $ 1,428,600
                                                  =============   =============

NOTE 5 - FAIR VALUE MEASUREMENTS (SFAS NO. 157)
-----------------------------------------------

      Effective January 1, 2008, the Company adopted SFAS No. 157, which, among other things, requires enhanced disclosures about assets and liabilities carried at fair value. SFAS No. 157 establishes a hierarchal disclosure framework associated with the level of pricing observability utilized in measuring assets and liabilities at fair value. The three broad levels defined by SFAS No. 157 hierarchy are as follows:

      Level I: Quoted prices are available in active markets for identical assets or liabilities as of the record date.

      Level II: Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities include items for which quoted prices are available but traded less frequently, and items that are fair valued using other financial instruments, the parameters of which can be directly observed.

-----------------------------------------------------------

      Level III: Assets and liabilities that have little to no pricing observability as of the reported date. These items do not have two-way markets and are measured using management's best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

      The following table presents the assets reported on the consolidated statements of financial condition at their fair value as of March 31, 2009 by level within the fair value hierarchy. As required by SFAS No. 157, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.


                                           Level I     Level II     Level III     Total
ASSETS
  Securities available-for-sale            $846,000    $32,095,391  $      --     $32,941,391